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                                                                   EXHIBIT 10.32


                    SETTLEMENT AND GENERAL RELEASE AGREEMENT

                  THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT (the "Agreement") is made and entered into by and between Richard Bergman, an individual residing at 98 Laurelwood Court, Rockaway, New Jersey 07866 ("Bergman"), Barry A. Cinnamon, an individually residing at 25 Old Chester Road, Essex Fells, New Jersey 07021 ("Cinnamon") and Allegro New Media, Inc., a Delaware corporation ("the Company"). The parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are final and binding.

                  WHEREAS, Bergman has been employed by the Company as Vice President of Product Development, has served as a director of the Company and owns certain shares of common stock, par value $.001 per share (the "Common Stock"), of the Company; and

                  WHEREAS, Bergman has asserted several claims against the Company, and the Company has asserted several claims against Bergman, arising out of his employment by the Company; and

                  WHEREAS, the parties hereto now desire to settle fully and finally all claims Bergman may have against the Company and that the Company may have against Bergman, including, but not limited to, any matters arising out of Bergman's employment with the Company and the termination thereof;

                  NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

                  1.       Non-Admission of Liability or Wrongdoing

                  This Agreement shall not be construed in any way as an admission by the Company, Cinnamon or Bergman that he or it has acted wrongfully with respect to the other or any other person or that either has any rights whatsoever against the other.

                  2.       Consideration

                  (a) The Company shall pay to Bergman the sum of $100,000 (the "Payment"), payable as follows:

                          (i) $50,000, representing the sum of (A) a certified or bank cashiers check in the amount of $44,000, less any taxes withheld pursuant to clause (c) below; and (B) the forgiveness of the $6,000 indebtedness of Bergman to the Company incurred in May 1996, in each case on the date of execution by all the parties hereto of this Settlement and General Release; and

                          (ii) $50,000, plus interest from the date hereof on such amount at a rate equal to 8% per annum, on December 31, 1996, pursuant to the
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                                 promissory note dated the date hereof, the form
                                 of which is attached hereto as Exhibit A (the "Note"), less any taxes withheld pursuant to clause (c) below.

                  (b) Upon the compliance by Bergman with the requirements of
Section 15 hereof and the completion by Bergman of his duties listed on Schedule A hereto, in addition to the foregoing, the Company shall pay to Bergman (i) $1,057.69 of accrued but unpaid salary through the date hereof and (ii) $571.54 in reimbursement of expenses incurred by Bergman on behalf of the Company. Bergman shall not be entitled to any other payment from the Company.

                  (c) Bergman shall be responsible for the payment of all applicable federal, state or local taxes and other governmental assessments, if any, with respect to the Payment. The Company shall withhold from any amounts payable to Bergman hereunder, the appropriate amounts in respect of taxes based on the information provided by Bergman to the Company.

                  3.      Complete Release

                  (a) As a material inducement to the Company and Cinnamon to enter into this Agreement, Bergman hereby waives, remits, releases and forever discharges the Company, its directors, officers, stockholders, advisory committee members, employees, agents, attorneys, subsidiaries, servants, successors, affiliates and their successors and assignees, including without limitation Cinnamon, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Bergman has asserted, now asserts or could have asserted, other than with respect to the payment of the amount set forth in Section 2(a)(i) hereof and the Note, the indemnification of Bergman by the Company for acts and omissions by him as an officer, director, employee or agent of the Company and the benefit of insurance, if any, with respect thereto, to the extent applicable, and the agreements of the Company and Cinnamon contained herein and in the Note, none of which are released hereby. This includes, but is not limited to, claims for additional compensation or benefits, claims for commissions, tortious claims arising out of the employment relationship, claims of an expressed or implied contract of employment, claims under the Family and Medical Leave Act, claims arising under Federal, State or local laws prohibiting employment, age, health, handicap or other discrimination or claims growing out of any legal restrictions on the Company's rights to terminate its employees, including without limitation any claims arising under Title VII of the United States Code, and the Age Discrimination in Employment Act. It is expressly understood by Bergman that among the various rights and claims being waived by him in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621, et seq.) and the Americans with Disabilities Act. Included in this General Release are any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event. Bergman further agrees to waive any rights he may have to reinstatement or reemployment with the Company. This


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General Release expressly represents a complete and absolute extinguishment of all known and unknown claims, except as expressly provided herein.

                  (b) As a material inducement to Bergman to enter into this Agreement, the Company and Cinnamon each hereby irrevocably and unconditionally waives, releases and forever discharges Bergman, his agents and attorneys, heirs, personal representatives, successors and assigns from any and all manner of action, claims, liens, demands, liabilities, causes of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied, tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or implied, regulation (State, Federal or local), common law and/or any other theory or basis from the beginning of the world to the date hereof, including, but not limited to, any claims that the Company or Cinnamon has asserted, now asserts or could have asserted, other than with respect to any violation by Bergman of Section 16(b) of the Securities Exchange Act of 1934, as amended, and the agreements of Bergman contained herein, none of which are released hereby. Included in this General Release are any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event. This General Release expressly represents a complete and absolute extinguishment of all known and unknown claims, except as expressly provided herein.

                  4.      Acknowledgments

                  (a)     Bergman acknowledges that:

                          (i) He has had a full twenty-one (21) days within
which to consider this Agreement before executing it.

                          (ii) He has carefully read and fully understands all
of the provisions of this Agreement.

                          (iii) He is, through this Agreement, releasing the
Company from any and all claims he may have against the Company.

                          (iv) He knowingly and voluntarily agrees to all of the
terms set forth in this Agreement.

                          (v) He knowingly and voluntarily intends to be legally
bound by the same.

                          (vi) He was advised and hereby is advised in writing
to consider the terms of this Agreement and consult with an attorney of his choice prior to executing this Agreement.

                          (vii) He has a full seven (7) days following the
execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not


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become effective or enforceable until the revocation period has expired. In the event that Bergman exercises this right of revocation, he shall do so only if and to the extent that he returns to the Company, concurrently with such revocation, all consideration delivered to Bergman pursuant to Section 2 of this Agreement.

                          (viii) He understands that rights or claims under the
Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621, et seq.) that may arise after the date this Agreement is executed are not waived.

                  (b)     The Company and Cinnamon each acknowledge that:

                          (i) He or it has had a full twenty-one (21) days
within which to consider this Agreement before executing it.

                          (ii) He or it has carefully read and fully understands
all of the provisions of this Agreement.

                          (iii) He and it are, through this Agreement, releasing
Bergman from any and all claims he or it may have against Bergman.

                          (iv) He and it knowingly and voluntarily agree to all
of the terms set forth in this Agreement.

                          (v) He and it knowingly and voluntarily intend to be
legally bound by the same.

                  (c) The Company agrees to continue to indemnify and insure Bergman for acts and omissions as a director, officer, employee or agent of the Company if and to the extent that the Company so indemnifies and insures its then current directors, officers, employees or agents so long as, with respect to such insurance of Bergman, it can be maintained at no additional cost to the Company. Bergman agrees to cooperate fully with the Company in all respects upon the occurrence of any event giving rise to a claim with respect to any such indemnification or insurance.

                   5.     Resignation

                  On the date of this Settlement and General Release, Bergman shall, and does hereby, resign as an officer, employee and director of the Company.

                  6.      Termination of Employment Agreement

                  The Employment Agreement (the "Employment Agreement") dated as of December 27, 1993, as amended, between the Company and Bergman, including without limitation the letter agreement dated July 18, 1994 among the Company, Bergman and Cinnamon and Section 8 of the Employment Agreement, is hereby terminated in all respects and shall be of no further force or effect.


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                  7.      Sales of Common Stock

                  Cinnamon and Bergman each hereby agree that to the extent that either of them is afforded an opportunity to sell any of their shares of Common Stock to M.S. Farrell & Co., Inc., or to have released the restrictions imposed pursuant to the Lock-Up Agreements dated December 12, 1995 executed by each of Cinnamon and Bergman in favor of M.S. Farrell & Co., Inc., then such person shall use his reasonable best efforts to cause such benefit to be afforded to the other in the same proportion as each of their common stock holdings bear to the total common stock holdings of both of them in the aggregate.

                  8.      Non-Disclosure; Non-Solicitation; Proprietary
Information

                  (a) Bergman shall not disclose or deliver to any other party certain trade secrets or confidential or proprietary information gained through employment with the Company. This includes, but is not limited to, proprietary technologies, software programs, codes and tools, financial information, business plans, systems, files, file structures, customer lists, supplier lists, internal program structures and data developed by the Company or any subsidiary or division thereof. Bergman agrees that any breach of this paragraph would cause the Company substantial and irreparable damages that would not be qualifiable and therefore, in the event of any such breach, in addition to other remedies that may be available, the Company shall have the right to seek specific performance and other injunctive and equitable relief. Bergman agrees that he shall not for a period of two (2) years after the date hereof, solicit on behalf of himself or any other person or entity the services of any employee, consultant, independent contractor or other agent of the Company or any of its subsidiaries or affiliates who was such at the time of such solicitation.

                  (b) Bergman hereby represents and warrants to the Company that Bergman has disclosed to the Company any and all inventions, improvements or procedural or methodological innovations, programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Bergman during or in connection with Bergman's employment by the Company ("Intellectual Property"). Bergman agrees that all such Intellectual Property shall be the sole property of the Company. Bergman further agrees that Bergman will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property.

                  9.      Non-Disparagement

                          The Company and Bergman mutually agree not to publish,
communicate or disseminate any negative information as regards each other, or to make public any information regarding this Agreement to the media, present, former or future employees of the Company, suppliers, vendors and other industry participants, or in any way to any other person, except that they may disclose its contents to their respective financial advisors, accountants and attorneys and as required by law.



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                  10.     No Representations

                          The parties represent that in signing this Agreement,
they do not rely on nor have they relied on any representation or statement not specifically set forth in this Agreement by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

                  11.     Severability

                          Should any of the provisions of this Agreement be
declared or be determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not be a part of this Agreement.

                  12.     Entire Agreement

                          This Agreement sets forth the entire agreement between
the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. All other contracts, agreements or understandings between Bergman and Cinnamon and/or the Company, other than the escrow agreements referred to in
Section 7 hereof, are null and void.

                  13.     Successors

                  This Agreement shall be binding upon and inure to the benefit of the Company, Cinnamon and Bergman and their respective administrators, representatives, executors, successors and assigns.

                  14.     Governing Law

                  This Agreement is made and entered into in the State of New York, and shall in all respects be interpreted, enforced and governed under the laws of the State of New York.

                  15.     Return of the Company Property

                  Upon execution of this Agreement, Bergman agrees to return to the Company all of the Company's equipment and property that is presently in his possession, if any. This shall include, without limitation, computer equipment, computer software, records, documents, files and other equipment.

                  16.     Counterparts

                          This Agreement may be executed in counterparts and/or
by facsimile transmission. Each counterpart shall be deemed an original, and when taken together with the other signed counterpart, shall constitute one fully executed Agreement.



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                  PLEASE READ CAREFULLY.  THIS SETTLEMENT AND GENERAL RELEASE
AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

           IN WITNESS WHEREOF, the parties hereto have executed this Settlement and General Release Agreement on the 23rd day of July, 1996.

                                       ALLEGRO NEW MEDIA, INC.


                                       By:/s/ Barry A.  Cinnamon
                                          ----------------------------
                                           Barry A.  Cinnamon
                                           Chairman of the Board


                                       /s/ Richard Bergman
                                       ----------------------------
                                       Richard Bergman


                                       /s/ Barry A.  Cinnamon
                                       ----------------------------
                                       Barry A.  Cinnamon



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                                   Schedule A

Complete Request for Proposal for new MIS System.


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